SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING   7/31/2006
FILE NUMBER   811-5686
SERIES NO     10

72DD        1. Total income dividends for which record date passed during the period. (000's Omitted)
               Class A                                         $   1,232
            2. Dividends for a second class of open-end company shares
               (000's Omitted)
               Class C                                         $   5,580
               Class R                                         $      11
               Institutional Class                             $   1,923

73A.        Payments per share outstanding during the entire current period:
            (form nnn.nnnn)
            1. Dividends from net investment income
               Class A                                         $  0.4143
            2. Dividends for a second class of open-end company shares
               (form nnn.nnnn)
               Class C                                         $  0.3840
               Class R                                         $  0.3899
               Institutional Class                               $0.4412

74U.        1. Number of shares outstanding (000's Omitted)
               Class A                                             3,351
            2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
               Class C                                            11,186
               Class R                                                49
               Institutional Class                                 5,300

74V.        1. Net asset value per share (to nearest cent)
               Class A                                         $    9.80
            2. Net asset value per share of a second class of open-end company shares (to nearest cent)
               Class C                                         $    9.80
               Class R                                         $    9.82
               Institutional Class                             $    9.81